THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY
           THIS INSTRUMENT CONTAINS AFTER ACQUIRED PROPERTY PROVISIONS





                       OLD DOMINION ELECTRIC COOPERATIVE,
                                     GRANTOR


                                       TO


                                  CRESTAR BANK,
                                     TRUSTEE

                              --------------------


                          FIFTH SUPPLEMENTAL INDENTURE

                          Dated as of February 29, 1996

                              --------------------


          Supplemental to the Indenture of Mortgage and Deed of Trust
                            dated as of May 1, 1992







                  A Mortgage of Both Real and Personal Property



                 THIS INSTRUMENT IS EXEMPT FROM RECORDATION TAX
                PURSUANT TO VIRGINIA CODE SECTION 58.1 - 803.D.

                          FIFTH SUPPLEMENTAL INDENTURE


                  This FIFTH SUPPLEMENTAL INDENTURE, dated as of February 29, 1996 (the "Fifth Supplemental Indenture"), between OLD DOMINION ELECTRIC COOPERATIVE, a not-for-profit wholesale power supply cooperative incorporated under the laws of the Commonwealth of Virginia (the "Company"), as grantor, having its chief executive office at Innsbrook Corporate Center, 4201 Dominion Boulevard, Glen Allen, Virginia 23060, and CRESTAR BANK, a Virginia banking corporation, as trustee (the "Trustee"), as grantee, having its principal corporate trust office at 919 East Main Street, Richmond, Virginia 23219.

                  WHEREAS, BY EXECUTION HEREOF, THE COMPANY CERTIFIES THAT THIS FIFTH SUPPLEMENTAL INDENTURE IS EXEMPT FROM RECORDATION TAX PURSUANT TO VIRGINIA CODE SECTION 58.1 - 803. D. SINCE (A) THE 1996 SERIES A INITIAL VALUE (HEREINAFTER DEFINED) OF THE 1996 SERIES A BONDS HEREIN AUTHORIZED IS TO BE ISSUED UPON THE BASIS OF THE RETIREMENT OF, AND IN REPLACEMENT OF, CERTAIN BONDS HERETOFORE ISSUED BY THE COMPANY UNDER THE INDENTURE (AS HEREINAFTER DEFINED) AND (B) THE 1996 SERIES B INITIAL VALUE (HEREINAFTER DEFINED) OF THE 1996 SERIES B BONDS HEREIN AUTHORIZED IS TO BE ISSUED UPON THE BASIS OF THE RETIREMENT OF, AND IN REPLACEMENT OF, SAID 1996 SERIES A BONDS AND CERTAIN OTHER BONDS HERETOFORE ISSUED BY THE COMPANY UNDER THE INDENTURE; AND

                  WHEREAS, the Company has heretofore executed and delivered an Indenture of Mortgage and Deed of Trust, dated as of May 1, 1992 (herein sometimes called the "Original Indenture", and together with any indentures supplemental thereto, hereinafter sometimes called the "Indenture"), to secure, as provided therein, its bonds (in the Original Indenture and herein called the "Bonds"), to be designated generally as its "First Mortgage Bonds," and to be issued in one or more series as provided in the Original Indenture; and

                  WHEREAS, the Original Indenture was recorded among the land records in the Counties of Halifax, Louisa, Spotsylvania and Orange, Virginia, and a UCC Form 1 concerning the Original Indenture was recorded among the financing statement records at the Virginia State Corporation Commission and the Counties of Henrico, Halifax, Louisa, Spotsylvania and Orange, Virginia; and

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee its First Supplemental Indenture, dated as of August 1, 1992 (hereinafter called the "First Supplemental Indenture"), its Second Supplemental Indenture, dated as of December 1, 1992 (hereinafter called the "Second Supplemental Indenture"), its Third Supplemental Indenture, dated as of May 1, 1993 (hereinafter called the "Third Supplemental Indenture"), and its Fourth Supplemental Indenture, dated as of December 15, 1994 (hereinafter called the "Fourth Supplemental Indenture"), each of which, with the exception of the Fourth Supplemental Indenture, provided for the creation of a new series of First Mortgage Bonds; and

                  WHEREAS,   the  First  Supplemental   Indenture,   the  Second
Supplemental Indenture, the Third Supplemental Indenture, and the Fourth Supplemental Indenture were recorded among the land records in the Counties of Halifax, Louisa, Spotsylvania and Orange,

Virginia and UCC Forms 1 concerning each thereof were recorded among the financing statement records at the Virginia State Corporation Commission and the Counties of Henrico, Halifax, Louisa, Spotsylvania and Orange, Virginia, which recording offices include all recording offices in which this Fifth Supplemental Indenture will be recorded; and

                  WHEREAS,   pursuant  to  the  Original  Indenture,  the  First
Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, there have been executed, authenticated, delivered and issued and there are now outstanding First Mortgage Bonds of the series and in the principal amount as follows:

                             PRINCIPAL            PRINCIPAL
                              AMOUNT               AMOUNT
           SERIES             ISSUED             OUTSTANDING

 7.27% First Mortgage        $ 50,000,000         $ 33,334,000
 Bonds, 1992 Series A,
 Due December 1, 1997

 7.97% First Mortgage         150,000,000          142,000,000
 Bonds, 1992 Series A,
 Due December 1, 2002

 8.76% First Mortgage         350,000,000          301,200,000
 Bonds, 1992 Series A,
 Due December 1, 2022

 First Mortgage Bonds,          1,203,638                    0
 1992 Series B, Due
 September 15, 1992

 First Mortgage Bonds,          1,203,637                    0
 1992 Series B, Due
 December 15, 1992

 First Mortgage Bonds,          1,203,637                    0
 1992 Series B, Due
 March 15, 1993

 First Mortgage Bonds,          1,203,638                    0
 1992 Series B, Due
 June 15, 1993

 First Mortgage Bonds,          1,203,638                    0
 1992 Series B, Due
 September 15, 1993

 First Mortgage Bonds,          1,203,637                    0
 1992 Series B, Due
 December 15, 1993

 First Mortgage Bonds,            392,375                    0
 1992 Series B, Due
 March 15, 1994

 First Mortgage Bonds,            392,376                    0
 1992 Series B, Due
 June 15, 1994

 First Mortgage Bonds,            392,376                    0
 1992 Series B, Due
 September 15, 1994

 First Mortgage Bonds,            392,376                    0
 1992 Series B, Due
 December 15, 1994

 First Mortgage Bonds,            392,375                    0
 1992 Series B, Due
 March 15, 1995

 First Mortgage Bonds,            392,376                    0
 1992 Series B, Due
 June 15, 1995

 First Mortgage Bonds,            392,376                    0
 1992 Series B, Due
 September 15, 1995

 First Mortgage Bonds,            392,376                    0
 1992 Series B, Due
 December 15, 1995

 First Mortgage Bonds,            392,375              392,375
 1992 Series B, Due
 March 15, 1996

 First Mortgage Bonds,            392,376              392,376
 1992 Series B, Due
 June 15, 1996

 First Mortgage Bonds,            392,376              392,376
 1992 Series B, Due
 September 15, 1996

 First Mortgage Bonds,            392,376              392,376
 1992 Series B, Due
 December 15, 1996

 4.90% First Mortgage           1,025,000            1,025,000
 Bonds, 1992 Series C,
 Due December 1, 1997

 5.20% First Mortgage           1,075,000            1,075,000
 Bonds, 1992 Series C,
 Due December 1, 1998

 5.40% First Mortgage           1,130,000            1,130,000
 Bonds, 1992 Series C,
 Due December 1, 1999

 5.50% First Mortgage           1,190,000            1,190,000
 Bonds, 1992 Series C,
 Due December 1, 2000

 5.70% First Mortgage           1,255,000            1,255,000
 Bonds, 1992 Series C,
 Due December 1, 2001

 5.90% First Mortgage           1,330,000            1,330,000
 Bonds, 1992 Series C,
 Due December 1, 2002

 6.00% First Mortgage           1,405,000            1,405,000
 Bonds, 1992 Series C,
 Due December 1, 2003

 6.10% First Mortgage           1,495,000            1,495,000
 Bonds, 1992 Series C,
 Due December 1, 2004

 6.35% First Mortgage           5,060,000            5,060,000
 Bonds, 1992 Series C,
 Due December 1, 2007

 6.50% First Mortgage          10,845,000           10,845,000
 Bonds, 1992 Series C,
 Due December 1, 2012

 6.00% First Mortgage          34,400,000           34,400,000
 Bonds, 1992 Series C,
 Due December 1, 2022

 7.48% First Mortgage         130,000,000          129,000,000
 Bonds, 1993 Series A,
 Due December 1, 2013

 7.78% First Mortgage         120,000,000          120,000,000
 Bonds, 1993 Series A,
 Due December 1, 2023

                  WHEREAS, on December 1, 1995, the Company entered into that certain Summary of Terms and Conditions for Lease of Clover Unit No. 1 and Common Facilities to the Company pursuant to which the Company agreed to proceed with the negotiation of a lease-leaseback transaction with respect to the Company's undivided interest in Clover Unit 1 and certain Common Facilities (the "Transaction"), with the object of availing itself of some of the tax benefits associated with owning depreciable property; and

                  WHEREAS, in connection with the Transaction, the Company anticipates entering into a Participation Agreement, dated as of February 29, 1996 (the "Participation Agreement"), among itself, State Street Bank and Trust Company, a state-chartered trust company organized and existing under the laws of the Commonwealth of Massachusetts, as Owner Trustee, First Union National Bank of Florida, a national banking association, as Owner Participant and Utrecht-America Finance Co., a Delaware corporation, as Agent and Lender, which Participation Agreement contemplates, among other things, that the Company will enter into and satisfy the obligations created by the Operative Documents as such term is defined in Appendix A thereto (all capitalized terms utilized herein and not otherwise defined herein having the meanings assigned in the Indenture or if not defined in the Indenture, having the meanings assigned in said Appendix A); and

                  WHEREAS, pursuant to the Participation Agreement, the Company is required to place a deposit with a financial institution or purchase bonds of institutions having a certain minimum financial rating, the payments under which are sufficient to pay certain obligations of the Company pursuant to the Equipment Operating Lease and the Foundation Operating Lease; and

                  WHEREAS, the Owner Participant has agreed to allow the Company to issue and pledge Bonds in satisfaction of its obligations pursuant to the Participation Agreement and the Pledge Agreement; and

                  WHEREAS, prior to the date hereof, the Company has repurchased and is holding Thirty Million Dollars ($30,000,000) of the Company's 8.76% First Mortgage Bonds, 1992 Series A, due December 1, 2022 (the "8.76% Bonds"), to be used for the purpose of accommodating a refinancing of its debt; and

                  WHEREAS, the Board of Directors of the Company has established a new series of Bonds to be designated First Mortgage Bonds, 1996 Series A (the "1996 Series A Bonds"), which Bonds are to be issued to the Company and pledged to, and held by, the Owner Trustee solely as security for the Company's obligation to pay Basic Rent, Termination Value and the Purchase Option Price under the Equipment Operating Lease as contemplated by the Participation Agreement and the Pledge Agreement (such amounts being referred to hereinafter as the "Secured Claims"), and for which purpose the Board of Directors of the Company has authorized an issue of twenty-five million five hundred sixty-five thousand nine hundred sixty-one and 82/100 Dollars ($25,565,961.82) in principal amount thereof, and the Company has complied or will comply with all provisions required to issue additional Bonds provided for in the Original Indenture; and

                  WHEREAS, the 1996 Series A Bonds are to be authenticated and delivered upon the basis of the retirement of, and in replacement of, a portion of the 8.76% Bonds, in accordance with Section 5.03 of the Original Indenture; and

                  WHEREAS, the Board of Directors of the Company has established a new series of Bonds to be designated First Mortgage Bonds, 1996 Series B (the "1996 Series B Bonds"), which Bonds are to be issued to the Company, on or prior to the Stated Maturity of the 1996 Series A Bonds and upon the basis of the retirement thereof, and in replacement thereof, to be pledged to, and held by, the Owner Trustee solely as security for the Company's obligation to pay the Secured Claims and for which purpose the Board of Directors of the Company has authorized such issue in a principal amount equal to the aggregate of the amounts to be paid by the Company to or on behalf of the Owner Participant pursuant to the Operative Documents in respect of the Basic Rent, the Basic Foundation Rent, the Purchase Option Price and the Foundation Purchase Option Price, and maturing on the respective due dates of such amounts, and the Company has complied or will comply with all provisions required to issue additional Bonds provided for in the Original Indenture; and

                  WHEREAS, the 1996 Series B Bonds are to be authenticated and delivered (i) in part, upon the basis of the retirement of, and in replacement of, the 1996 Series A Bonds, in accordance with Section 5.03 of the Original Indenture and (ii) in part, upon the basis of the retirement of, and in replacement of, a portion of the 8.76% Bonds in accordance with Section 5.03 of the Original Indenture; and

                  WHEREAS, the Company desires to execute and deliver this Fifth Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purposes, among others, of providing for the creation of two new series of Bonds, designating the series to be created and specifying the form and provisions of the bonds of such series; and

                  WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure the payment of the principal of and interest on the 1996 Series A Bonds and the 1996 Series B Bonds, to make the 1996 Series A Bonds and the 1996 Series B Bonds to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage for the security of all of the Bonds, in accordance with its and their terms, have been done and taken; and the execution and delivery of this Fifth Supplemental Indenture has been in all respects duly authorized;

                  NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Bonds, to confirm the lien of the Original Indenture upon the Trust Estate mentioned therein including all property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture and to secure performance of the covenants therein and herein contained and to declare the terms and conditions on which the Outstanding Secured Bonds are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, in trust, all property, rights, privileges and franchises (other than Excepted Property) of the Company of the character described in the Granting Clauses of the Original Indenture, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, all of those fee and leasehold interests in real property, if any, which may hereafter be constructed or acquired by it, but subject to all exceptions, reservations and matters of the character therein referred to, and expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted by Subdivisions A through K of "Excepted Property" in the Original Indenture to the extent contemplated thereby, and all property heretofore released or otherwise disposed of pursuant to the provisions of the Original Indenture.

                  PROVIDED, HOWEVER, that (i) if, upon the occurrence of an Event of Default (as defined in Section 1.01 of the Original Indenture), the Trustee, or any separate trustee or co-trustee appointed under Section 10.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Subdivisions A through G, inclusive, of "Excepted Property" in the Original Indenture then owned or thereafter acquired by the Company shall immediately, and, in the case of any Excepted Property described or referred to in Subdivisions H through J, inclusive, of "Excepted Property" in the Original Indenture, upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Original Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and (ii) whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Original Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Original Indenture.

                  The Company may, however, pursuant to Granting Clause Third of the Original Indenture, subject to the lien of the Original Indenture any Excepted Property, whereupon the same shall cease to be Excepted Property.

                  TO HAVE AND TO HOLD all said property, rights, privileges and franchises of every kind and description, real, personal or mixed, hereby and hereafter (by Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the appurtenances thereto appertaining unto the Trustee and its successors and assigns forever.

                  SUBJECT, HOWEVER, to (i) Permitted Encumbrances (as defined in
Section 1.01 of the Original Indenture), (ii) to the extent permitted by Section
14.06 of the Original Indenture, as to property acquired since the date of execution of the Original Indenture, (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company, and (b) purchase money mortgages created by the Company at the time of acquisition thereof, and (iii) defects of title to and encumbrances on property existing on the date hereof.

                  BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Bonds without any priority of any such Bond over and other such Bond and for the enforcement of the payment of such Bonds in accordance with their terms.

                  UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article Six of the Original Indenture, the Company shall be permitted to possess and use the Trust Estate, except cash, securities and other personal property deposited, or required to be deposited, with the Trustee and to explore for, mine, extract and dispose of coal, ore, gas, oil and other minerals, to harvest standing timber and to receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

                  AND IT IS HEREBY COVENANTED AND DECLARED that all the Bonds are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the further covenants, conditions and trusts set forth in the Original Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Bonds as follows:


                                  ARTICLE ONE

                     BONDS OF THE 1996 SERIES A AND CERTAIN
                          PROVISIONS RELATING THERETO

                  SECTION 1.01. TERMS OF THE 1996 SERIES A BONDS. There shall be hereby established a series of Bonds, known as and entitled "First Mortgage Bonds, 1996 Series A" (herein referred to as the "1996 Series A Bonds") and the form thereof shall be substantially as set forth in Section 3.01. The aggregate principal amount of the 1996 Series A Bonds which may be authenticated and delivered and Outstanding at any one time is limited to twenty-five million five hundred sixty-five thousand nine hundred sixty-one and 82/100 Dollars ($25,565,961.82). The Trustee is hereby appointed as Authenticating Agent for the 1996 Series A Bonds. The 1996 Series A Bonds are hereby declared to be "Original Issue Discount Bonds", as such term is defined in Section 1.01 of the Original Indenture.

                  The 1996 Series A Bonds shall be issuable in fully registered form without coupons and in denominations necessary to issue Bonds in the required principal amounts. Each 1996 Series A Bond shall be dated the date of its authentication. The 1996 Series A Bonds shall mature on February 28, 1997.

                  Except in the event that the principal of the 1996 Series A Bonds shall not be paid at maturity or shall be declared due and payable in the manner and with the effect provided in Section 9.02 of the Indenture, the 1996 Series A Bonds shall not bear interest. In the event that the principal of the 1996 Series A Bonds shall not be paid at maturity or shall be declared due and payable in the manner and with the effect provided in Section 9.02 of the Indenture, the 1996 Series A Bonds shall bear interest on the amount of the 1996 Series A Accreted Value (hereinafter defined) thereof as of their Stated Maturity or the date of such declaration, as the case may be, at the rate per annum of 7.06%, compounded on February 28, 1997 and annually on the 5th day of January of each year thereafter, computed on the basis of a year consisting of twelve 30-day months. Any such interest shall be payable concurrently with the payment of the principal of such Bonds.

                  The 1996 Series A Bonds shall be issued to and registered in the name of the Company and, upon their issuance, shall be pledged to, and held by, the Owner Trustee pursuant to the Pledge Agreement, solely as security for the Company's obligation to pay the Secured Claims.

                  The 1996 Series A Bonds shall be lettered "A" and numbered from 1 consecutively upwards in order of issuance hereunder.

                  All payments and prepayments under the 1996 Series A Bonds shall be made in lawful money of the United States of America to such address or account as the Holders thereof shall direct, from time to time, by written notice to the Company and the Trustee.

                  The 1996 Series A Bonds are redeemable prior to their Stated Maturity at any time in whole or in part at the option of the Company without the payment of any penalty or premium. Upon the optional redemption of any 1996 Series A Bond (or portion thereof), the Company shall pay to the Holder thereof the 1996 Series A Accreted Value of such Bond or portion thereof being redeemed, determined as provided below.

                  In the event of an optional redemption of the 1996 Series A Bonds, the Company shall cause notice of such redemption to be given to the Holders of the Bonds to be redeemed at their addresses as the same shall last appear upon the Bond Register at least one day prior to the date fixed for redemption.

                  In the event of a partial optional redemption of the 1996 Series A Bonds, a new Bond for the unredeemed portion will be issued in the name of the applicable Holder upon cancellation of such partially redeemed Bond.

                  Except as  provided  in the next  sentence,  for  purposes  of
Section 9.22 of the Original Indenture and for all other purposes under the Indenture, the "principal amount" of any 1996 Series A Bond shall be its then current 1996 Series A Accreted Value. Notwithstanding the foregoing, for the purpose of serving as the basis for authenticating and delivering additional Bonds under Section 5.03 of the Original Indenture, the "principal amount" of any 1996 Series A Bond shall be the 1996 Series A Initial Value (hereinafter defined).

                  "1996 Series A Accreted Value" shall mean, as of any date of computation with respect to any 1996 Series A Bond, an amount equal to the sum of (a) the 1996 Series A Initial Value thereof and (b) the portion of the difference  (hereinafter  referred  to as the  "1996  Series  A  Original  Issue
Discount") between the principal amount of such Bond and such 1996 Series A Initial Value accrued on such Bond from the date of original issuance of the 1996 Series A Bonds to February 28, 1997 and on the 5th day of January (hereinafter, an "Annual Compounding Date") next preceding the date of computation or the date of computation if an Annual Compounding Date, such 1996 Series A Original Issue Discount to accrue at the rate per annum of 7.06%, compounded annually on each Annual Compounding Date, plus, if such date of computation shall not be an Annual Compounding Date, a portion of the difference between the 1996 Series A Accreted Value of such 1996 Series A Bond as of the immediately preceding Annual Compounding Date (or the date of original issuance of the 1996 Series A Bonds if the date of computation is prior to the first Annual Compounding Date succeeding such date of original issuance) and the 1996 Series A Accreted Value of such 1996 Series A Bond as of the immediately succeeding Annual Compounding Date, calculated based upon an assumption that 1996 Series A Original Issue Discount accrues in equal daily amounts on the basis of a year consisting of twelve 30-day months.

                  "1996 Series A Initial Value" shall mean $23,884,406.70, which shall equal approximately $934.23 for each $1,000 of the principal amount thereof.

                  SECTION 1.02. AUTHENTICATION AND DELIVERY OF 1996 SERIES A BONDS. The 1996 Series A Bonds shall be authenticated and delivered upon the basis of the retirement of, and in replacement of, a portion of the 8.76% Bonds, in accordance with Section 5.03 of the Original Indenture. Accordingly, the Trustee shall authenticate and deliver the 1996 Series A Bonds if, and only if, in addition to the other terms and conditions set forth in Article V of the Original Indenture, there shall be surrendered to the Trustee for retirement in accordance with the terms of the Indenture $23,885,000.00 in aggregate principal amount of 8.76% Bonds.

                                  ARTICLE TWO
                     BONDS OF THE 1996 SERIES B AND CERTAIN
                          PROVISIONS RELATING THERETO


                  SECTION 2.01. TERMS OF THE 1996 SERIES B BONDS. There shall be hereby established a series of Bonds, known as and entitled "First Mortgage Bonds, 1996 Series B" (herein referred to as the "1996 Series B Bonds") and the form thereof shall be substantially as set forth in Section 3.01. The aggregate principal amount of the 1996 Series B Bonds which may be authenticated and delivered and Outstanding at any one time is limited to one hundred nine million, one hundred eighty-two thousand nine hundred thirty-seven and 38/100 Dollars ($109,182,937.38). The Trustee is hereby appointed as Authenticating Agent for the 1996 Series B Bonds. The 1996 Series B Bonds are hereby declared to be "Original Issue Discount Bonds", as such term is defined in Section 1.01 of the Original Indenture.

                  The 1996 Series B Bonds shall be issuable in fully registered form without coupons and in denominations necessary to issue Bonds in the required principal amounts. Each 1996 Series B Bond shall be dated the date of its authentication. The 1996 Series B Bonds shall mature on the dates and in the respective principal amounts shown below:

      Maturity Date             Amount

  January 5, 1998            $   581,031.85
  April 15, 2018              10,649,541.31
  June 15, 2018               32,650,788.06
  September 15, 2018          32,650,788.06
  December 15, 2018           32,650,788.10

                  Except in the event that the principal of the 1996 Series B Bonds shall not be paid at maturity or shall be declared due and payable in the manner and with the effect provided in Section 9.02 of the Indenture, the 1996 Series B Bonds shall not bear interest. In the event that the principal of the 1996 Series B Bonds shall not be paid at maturity or shall be declared due and payable in the manner and with the effect provided in Section 9.02 of the Indenture, the 1996 Series B Bonds shall bear interest on the amount of the 1996 Series B Accreted Value (hereinafter defined) thereof as of their Stated Maturity or the date of such declaration, as the case may be, at the rate per annum of 7.06%, compounded on February 28, 1997 and annually on the 5th day of January of each year thereafter, computed on the basis of a year consisting of twelve 30-day months. Any such interest shall be payable concurrently with the payment of the principal of such Bonds.

                  The 1996 Series B Bonds shall be issued to and registered in the name of the Company and, upon their issuance, shall be pledged to, and held by, the Owner Trustee pursuant to the Pledge Agreement, solely as security for the Company's obligation to pay the Secured Claims.

                  The 1996 Series B Bonds shall be lettered "B" and numbered from 1 consecutively upwards in order of maturity on original issuance (with 1996 Series B Bonds having the same date of maturity being numbered consecutively upward in order of issuance) and in order of issuance thereafter.

                  All payments and prepayments under the 1996 Series B Bonds shall be made in lawful money of the United States of America to such address or account as the Holders thereof shall direct, from time to time, by written notice to the Company and the Trustee.

                  The 1996 Series B Bonds are redeemable prior to their Stated Maturity at any time in whole or in part at the option of the Company without the payment of any penalty or premium. Upon the optional redemption of any 1996 Series B Bond (or portion thereof), the Company shall pay to the Holder thereof the 1996 Series B Accreted Value of such Bond or portion thereof being redeemed, determined as provided below.

                  In the event of an optional redemption of the 1996 Series B Bonds, the Company shall cause notice of such redemption to be given to the Holders of the Bonds to be redeemed at their addresses as the same shall last appear upon the Bond Register at least one day prior to the date fixed for redemption.

                  In the event of a partial optional redemption of the 1996 Series B Bonds, a new Bond for the unredeemed portion will be issued in the name of the applicable Holder upon cancellation of such partially redeemed Bond.

                  Except as  provided  in the next  sentence,  for  purposes  of
Section 9.22 of the Original Indenture and for all other purposes under the Indenture, the "principal amount" of any 1996 Series B Bond shall be its then current 1996 Series B Accreted Value. Notwithstanding the foregoing, for the purpose of serving as the basis for authenticating and delivering additional Bonds under Section 5.03 of the Original Indenture, the "principal amount" of any 1996 Series B Bond shall be the 1996 Series B Initial Value (hereinafter defined).

                  "1996 Series B Accreted Value" shall mean, as of any date of computation with respect to any 1996 Series B Bond, an amount equal to the sum of (a) the 1996 Series B Initial Value thereof and (b) the portion of the difference (hereinafter referred to as the "1996 Series B Original Issue
Discount") between the principal amount of such Bond and such 1996 Series B Initial Value accrued on such Bond from the date of original issuance of the 1996 Series B Bonds to the Annual Compounding Date next preceding the date of computation or the date of computation if an Annual Compounding Date, such 1996 Series B Original Issue Discount to accrue at the rate per annum of 7.06%, compounded on February 28, 1997 and annually thereafter on each Annual Compounding Date, plus, if such date of computation shall not be an Annual Compounding Date, a portion of the difference between the 1996 Series B Accreted Value of such 1996 Series B Bond as of the immediately preceding Annual Compounding Date (or the date of original issuance of the 1996 Series B Bonds if the date of computation is prior to the first Annual Compounding Date succeeding such date of original issuance) and the 1996 Series B Accreted Value of such 1996 Series B Bond as of the immediately succeeding Annual Compounding Date, calculated based upon an assumption that 1996 Series B Original Issue

Discount accrues in equal daily amounts on the basis of a year consisting of twelve 30-day months.

                  "1996 Series B Initial Value" shall mean the 1996 Series A Accreted Value for all of the 1996 Series A Bonds as of the date of original issuance of the 1996 Series B Bonds, as certified to the Trustee by the Company, which certification shall contain a dollar value for each $1,000 of principal amount thereof.

                  SECTION 2.02. AUTHENTICATION AND DELIVERY OF 1996 SERIES B BONDS. The 1996 Series B Bonds shall be authenticated and delivered (i) in part, upon the basis of the retirement of, and in replacement of, the 1996 Series A Bonds, in accordance with Section 5.03 of the Original Indenture and (ii) in part, upon the basis of the retirement of, and in replacement of, a portion of the 8.76% Bonds, in accordance with Section 5.03 of the Original Indenture. The Company shall deliver a Company Order to the Trustee with respect to the authentication and delivery of the 1996 Series B Bonds only upon receipt by the Company of an order by the Federal Energy Regulatory Commission pursuant to
Section 204(a) of the Federal Power Act (hereinafter referred to as the "Section 204(a) order") authorizing the issuance of the 1996 Series B Bonds, and the Company hereby covenants and agrees that it shall deliver such Company Order to the Trustee as promptly as practicable following receipt by the Company of such
Section 204(a) order. Accordingly, the Trustee shall authenticate and deliver the 1996 Series B Bonds if, and only if, in addition to the other terms and conditions set forth in Article V of the Original Indenture, the following conditions shall be satisfied:

                  (a) there shall be surrendered to the Trustee for retirement in accordance with the terms of the Indenture the 1996 Series A Bonds; and

                  (b) there shall be, or will have been previously, surrendered to the Trustee for retirement in accordance with the terms of the Indenture 8.76% Bonds in a principal amount equal to the difference between (1) the 1996 Series A Accreted Value with respect to all of the 1996 Series A Bonds (calculated as of the date of original issuance of the 1996 Series B Bonds) and (2) the 1996 Series A Initial Value with respect to all of the 1996 Series A Bonds.


                                 ARTICLE THREE

              ADDITIONAL PROVISIONS RELATING TO THE 1996 SERIES A
                            AND 1996 SERIES B BONDS

                  SECTION 3.01. FORM OF 1996 SERIES A AND 1996 SERIES B BONDS. The 1996 Series A Bonds and the 1996 Series B Bonds and the Trustee's authentication certificate to be executed on the Bonds of said series shall be substantially in the following form, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Original Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Bonds, as evidenced by their execution of such
Bonds:

                           FORM OF 1996 SERIES A AND
                              1996 SERIES B BONDS

     FINANCIAL GUARANTY INSURANCE POLICY NO. __________ (THE "POLICY") WITH RESPECT TO PAYMENTS DUE FOR PRINCIPAL OF AND INTEREST ON THIS BOND HAS BEEN ISSUED BY AMBAC INDEMNITY CORPORATION ("AMBAC INDEMNITY"). THE POLICY HAS BEEN DELIVERED TO THE UNITED STATES TRUST COMPANY OF NEW YORK, NEW YORK, NEW YORK, AS THE INSURANCE TRUSTEE UNDER SAID POLICY AND WILL BE HELD BY SUCH INSURANCE TRUSTEE OR ANY SUCCESSOR INSURANCE TRUSTEE. THE POLICY IS ON FILE AND AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE INSURANCE TRUSTEE AND A COPY THEREOF MAY BE SECURED FROM AMBAC INDEMNITY OR THE INSURANCE TRUSTEE. ALL PAYMENTS REQUIRED TO BE MADE UNDER THE POLICY SHALL BE MADE IN ACCORDANCE WITH THE PROVISIONS THEREOF. THE OWNER OF THIS BOND ACKNOWLEDGES AND CONSENTS TO THE SUBROGATION RIGHTS OF AMBAC INDEMNITY AS MORE FULLY SET FORTH IN THE POLICY.


     THIS FIRST MORTGAGE BOND, [1996 SERIES A/1996 SERIES B] HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER SUCH ACT OR IN RELIANCE UPON AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

     FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE ISSUE PRICE OF THIS BOND IS % OF ITS PRINCIPAL AMOUNT, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS BOND IS % OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS _________________, AND THE YIELD TO MATURITY IS ___________ FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.

                       OLD DOMINION ELECTRIC COOPERATIVE
               FIRST MORTGAGE BOND, [1996 SERIES A/1996 SERIES B]

No. __                                                               $__________
Stated Maturity: ______ __, ____

        Old Dominion Electric Cooperative, a Virginia power supply cooperative (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________, or registered assigns, the principal amount of __________ DOLLARS ($__________) on___________, ____.
Except in the event that the principal of this Bond shall not be paid at the Stated Maturity or shall be declared due and payable in the manner and with the effect provided in the Indenture, the principal amount of this Bond shall not bear interest. In the event that the principal of this Bond shall not be paid at Stated Maturity or shall be declared due and payable in the manner and with the effect provided in the Indenture, this Bond shall bear interest on the amount of the [1996 Series A Accreted Value/1996 Series B Accreted Value] (hereinafter referred to) hereof as of the date of the Stated Maturity or the date of such declaration, as the case may be, at the rate per annum of ____%, compounded on February 28, 1997 and annually on the 5th day of January of each year thereafter, computed on the basis of a year consisting of twelve 30-day months. Any such interest shall be payable concurrently with the payment of the principal of this Bond.

        Payments on this Bond will be made as set forth on the reverse hereof.

        Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed.

Dated:

                                           OLD DOMINION ELECTRIC COOPERATIVE


                                           By_________________________________
                                              Name:
                                              Title:

ATTEST:


------------------------------
Name:
Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture.

                                   CRESTAR BANK, a Virginia banking corporation,
                                        as Trustee


                                   By_________________________________________
                                                  Authorized Signatory


                               [Reverse of Bond]

                  This Bond is one of a duly authorized issue of Bonds of the Company designated as its "First Mortgage Bonds" (herein called the "Bonds"), issued and to be issued in one or more series (which may have varying terms) under, and all equally and ratably secured by, an Indenture of Mortgage and Deed of Trust, dated as of May 1, 1992 (herein called the "Indenture"), between the Company and Crestar Bank, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the description of the properties thereby mortgaged, pledged and assigned, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Bonds and of the terms upon which the Bonds are, and are to be, authenticated and delivered. This Bond is one of the series and has the Stated Maturity designated on the face hereof, limited in aggregate principal amount to $__________.

                  All payments and prepayments hereunder (except a payment or prepayment that discharges all indebtedness of the Company under this Bond) shall be made without presentment, demand, protest or notice of dishonor, all of which are expressly waived, to such address or account as the Holder hereof shall direct, from time to time, by written notice to the Company and the Trustee. All payments and prepayments hereunder shall be in lawful money of the United States of America.

                  This Bond is redeemable prior to its Stated Maturity at any time in whole or in part at the option of the Company without the payment of any penalty or premium. Upon the optional redemption of this Bond (or a portion hereof), the Company shall pay to the Holder the [1996 Series A Accreted Value/1996 Series B Accreted Value] (as such term is defined in the Fifth Supplemental Indenture between the Company and the Trustee dated as of February 29, 1996 (the "Fifth Supplemental Indenture")) of this Bond or the portion hereof being redeemed.

                  In the event of an optional redemption of the Bonds of this series, the Company shall cause notice of such redemption to be given to the Holder of such Bonds to be redeemed at its address as the same shall last appear upon the Bond Register at least one day prior to the date fixed for redemption.

                  In the event of redemption of this Bond in part only, a new Bond or Bonds of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  Except as  provided  in the next  sentence,  for  purposes  of
Section 9.22 of the Indenture and for all other purposes under the Indenture, the "principal amount" of any Bonds of this series shall be its then current [1996 Series A Accreted Value/1996 Series B Accreted Value]. Notwithstanding the foregoing, for the purpose of serving as the basis for authenticating and delivering additional Bonds under Section 5.03 of the Indenture, the "principal amount" of any Bonds of this series shall be the [1996 Series A Initial Value/1996 Series B Initial Value] (as such term is defined in the Fifth Supplemental Indenture) thereof, which shall be equal to approximately $__________ per $1,000 principal amount of such Bond.

                  If an Event of Default with respect to Bonds of this series shall occur and be continuing, an amount of principal of Bonds of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to the [1996 Series A Accreted Value/1996 Series B Accreted Value] of this Bond as of the date of such declaration. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any principal so declared due and payable and overdue at the rate per annum of ____%, compounded on February 28, 1997 and annually on the 5th day of January of each year thereafter, computed on the basis of a year consisting of twelve 30-day months (to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of Bonds of this series shall terminate.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Bonds under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of Bonds of all series at the time outstanding affected by such modification. The Indenture also contains provisions permitting the Holders of a majority in principal amount of Bonds at the time outstanding, on behalf of the Holders of all Bonds, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

                  Notwithstanding the foregoing, if not in default in respect of any of its obligations with respect to Credit Enhancement for the Bonds of a series, or a maturity within a series, the Credit Enhancer for, and not the actual Holders of, such Bonds, shall be deemed to be the Holder of such Bonds at all times for the purpose of (i) giving any approval or consent to the effectiveness of any Supplemental Indenture or any amendment, change or modification of the Indenture which requires the written approval or consent of Holders; PROVIDED, HOWEVER, that the provisions of this Clause (i) shall not apply to any change which could not be made pursuant to Section 13.02 of the Indenture without the consent of each Holder affected thereby, or shall change or modify any of the rights or obligations of the Trustee or any Paying Agent without its written assent thereto, and (ii) giving any approval or consent, effecting any waiver or authorization, exercising any remedies or taking any other action in accordance with the provisions of Article Nine of the Indenture. In accordance with the provisions of the Indenture, AMBAC Indemnity Corporation has been designated as the Credit Enhancer for the Bonds of this series.

                  No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Bond at the times, places and rates, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the Bond Register, upon surrender of this Bond for registration of transfer at the office or agency maintained by the Bond Registrar in Richmond, Virginia, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Bond Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Bonds of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Bonds of this series are issuable only in registered form without coupons and in denominations necessary to issue Bonds of this series in the required principal amounts. As provided in the Indenture and subject to certain limitations therein set forth, Bonds of this series are exchangeable for a like aggregate principal amount of Bonds of this series of a different authorized denomination, but of the same Stated Maturity, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Bond for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the owner hereof for all purposes, whether or not this Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  All terms used in this Bond which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                              (Form of Assignment)

                  FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or type Name and Address, including postal zip code of Transferee)

the within Bond and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________________________________________
________________________________________________________________________________
Attorney to transfer said Bond on the books kept for the registration thereof, with full power of substitution in the premises.

Dated: _____________________________


                                      ------------------------------------
                                                 Registered Owner

NOTICE: The signature above must correspond with the name of the Registered Owner as it appears on the front of this Bond in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEE
(The signature of the transferor of this Bond must be guaranteed by an institution participating in the Securities Transfer Agent
Medallion  Program ("STAMP") or similar
program.)


                          (End of Form of Assignment)

                  SECTION 3.02. DESIGNATION OF AMBAC INDEMNITY CORPORATION AS CREDIT ENHANCER FOR THE 1996 SERIES A AND 1996 SERIES B BONDS. In accordance with the provisions of the Original Indenture, AMBAC Indemnity Corporation is hereby designated as the "Credit Enhancer" for the 1996 Series A Bonds and the 1996 Series B Bonds, as such term is defined in Section 1.01 of the Original Indenture.


                                  ARTICLE FOUR

                                 MISCELLANEOUS

                  SECTION 4.01. This Fifth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented, is hereby confirmed.

                  SECTION 4.02. All recitals in this Fifth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

                  SECTION 4.03. Whenever in this Fifth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles Ten and Twelve of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Fifth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

                  SECTION 4.04. Nothing in this Fifth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any separate trustee or co-trustee appointed under
Section 10.14 of the Original Indenture and the Holders of Outstanding Secured Bonds, any benefit or any legal or equitable right, remedy or claim under this Fifth Supplemental Indenture.

                  SECTION 4.05. This Fifth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

                  SECTION 4.06. Although this Fifth Supplemental Indenture is dated for convenience and for the purpose of reference as of February 29, 1996, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgements hereto annexed.

                  SECTION 4.07. To the extent permitted by applicable law, this Fifth Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated. The mailing address of the Company, as debtor, is Post Office Box 2310, Glen Allen, Virginia 23058-2310, and the mailing address of the Trustee, as secured party, is Crestar Bank, Post Office Box 26665, Richmond, Virginia 23261-6665.

                  SECTION 4.08. By its execution and delivery of this Fifth Supplemental Indenture, the Trustee acknowledges (a) that, upon their issuance, based upon the Pledge Agreement, the 1996 Series A Bonds and the 1996 Series B Bonds will have been pledged in good faith to the Owner Trustee and (b) that there has been established to its satisfaction, in accordance with the proviso to the definition of the term "Outstanding" set forth in Section 1.01 of the Original Indenture (1) the right of the Owner Trustee, as pledgee of the 1996 Series A Bonds and the 1996 Series B Bonds, to give any request, demand, authorization, direction, notice, consent or waiver under the Indenture with respect to such Bonds and (2) that the Owner Trustee is not the Company or any other obligor upon the Bonds or any Affiliate of the Company or of such other obligor.

                  IN WITNESS WHEREOF, the parties hereby have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first above written.

COMPANY:                            OLD DOMINION ELECTRIC COOPERATIVE,
Innsbrook Corporate Center              a Virginia power supply cooperative
4201 Dominion Boulevard
Glen Allen, Virginia  23060
                                    By:/s/ DANIEL M. WALKER
                                       ----------------------------------------
                                       Daniel M. Walker
                                       Vice President of Accounting and Finance

Attest:


-----------------------------------
Authorized Officer


TRUSTEE:                           CRESTAR BANK,
919 East Main Street                   a Virginia banking corporation
Corporate Trust Department
Richmond, Virginia  23219
                                   By:/s/ SARAH A. MCMAHON
                                      ----------------------------------------
                                       Name:  Sarah A. McMahon
                                       Title: Vice President

Attest:


------------------------------------
Authorized Officer

                                                  ACKNOWLEDGEMENT

STATE OF NEW YORK                               )
                                                )       ss.:
COUNTY OF NEW YORK                              )


                  The foregoing instrument was acknowledged before me this _____ day of ___________, ____, by Daniel M. Walker, the Vice President of Old Dominion Electric Cooperative, a Virginia power supply cooperative, on behalf of the cooperative.

                                                /s/ MILAGROS COLON-PADILLA
                                                --------------------------------
                                                Milagros Colon-Padilla
                                                Notary Public

My Commission expires:



                                                  ACKNOWLEDGEMENT

STATE OF                                        )
                                                )       ss.:
COUNTY OF                                       )


                  The foregoing instrument was acknowledged before me this _____ day of ________, 1996 by _______________, the _______________ of Crestar Bank, a
Virginia banking corporation, on behalf of the bank.


                                                -------------------------
                                                Notary Public

Commission expires: